UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023 (August 12, 2023)

PayPal Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 North First Street

San Jose, CA 95131

(Address of principal executive offices)

(408) 967-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On August 14, 2023, PayPal Holdings, Inc. (the “Company”, and collectively with its consolidated subsidiaries, “PayPal”) announced that its Board of Directors (the “Board”) appointed Alex Chriss as President and Chief Executive Officer of the Company (“CEO”), effective as of September 27, 2023 (the “Effective Date”). Mr. Chriss was also appointed as a member of the Board, effective as of the Effective Date.

Mr. Chriss, age 46, currently serves as Executive Vice President and General Manager of Intuit Inc.’s (“Intuit’s”) Small Business and Self-Employed Group, a position he has held since January 2019. In such role, Mr. Chriss serves on Intuit’s executive leadership team and has led a global organization of thousands of colleagues that delivered QuickBooks and Mailchimp to millions of users globally. Prior to that, Mr. Chriss served as Intuit’s Small Business Group’s Chief Product Officer from 2017 to 2019. Mr. Chriss joined Intuit in July 2004 and served in various roles with increasing levels of responsibility across Intuit, including creating Intuit’s Partner & Developer Platform and leading the Self-Employed Solutions team. During Mr. Chriss’ service at Intuit, he gained deep technology and product leadership experience, led Intuit’s successful $12 billion acquisition of Mailchimp, and contributed to substantial customer and revenue growth. The Company believes Mr. Chriss is qualified to serve as a member of the Board based on his extensive global payments, product, and technology experience. Mr. Chriss was not selected as CEO and a member of the Board pursuant to any arrangement or understanding between him and any other person.

In connection with his appointment as CEO, the Company entered into an offer letter with Mr. Chriss (the “Offer Letter”) setting forth the terms of his employment and compensation. Pursuant to the Offer Letter, Mr. Chriss is an at-will employee and will be entitled to an annual base salary of $1,250,000 and eligible for an annual target bonus of 200% of his annual base salary pursuant to PayPal’s Annual Incentive Plan.

The Offer Letter also provides that Mr. Chriss will receive the following equity awards, in each case expected to be granted on October 15, 2023 (the date such equity awards are granted, the “Grant Date”):

•

Restricted stock units having a Grant Date value of $10,000,000 (the “Make-Whole RSUs”). One-half of the Make-Whole RSUs will vest on the first anniversary of the Grant Date, and the remainder of the Make-Whole RSUs will vest on the second anniversary of the Grant Date, in each case conditioned upon Mr. Chriss’ continued employment with a PayPal company. However, if Mr. Chriss’ employment with PayPal is terminated by reason of a Qualifying Termination (as defined in the Chief Executive Officer section of Appendix A of the PayPal Holdings, Inc. Executive Change in Control and Severance Plan as amended and restated effective as of September 27, 2021 (the “Current Severance Plan”)), any then-outstanding and unvested Make-Whole RSUs will accelerate and vest in full on the effective date of Mr. Chriss’ separation from service from PayPal.

•

Restricted stock units having a Grant Date value of $16,750,000 (the “Initial RSUs”). One-third (1/3) of the Initial RSUs will vest on the first anniversary of the Grant Date, and one-twelfth (1/12) of the Initial RSUs will vest on each quarterly vest date thereafter, in each case conditioned upon Mr. Chriss’ continued employment with a PayPal company.

•

Performance-based restricted stock units having a Grant Date value of $17,000,000 at target (the “PBRSUs”). Any PBRSUs earned based on the Company’s performance over the three-year performance period which commenced on January 1, 2023 will be vested and settled in February or March of the year immediately following the performance period, conditioned upon Mr. Chriss’ continued employment with a PayPal company.

Mr. Chriss will be eligible to participate in the Current Severance Plan, as it may be amended or restated from time to time, provided that no amendment, suspension or termination of the Current Severance Plan that occurs within the three years following Mr. Chriss’ employment start date with PayPal may materially impair his rights thereunder, unless mutually agreed otherwise in writing between Mr. Chriss and a PayPal company.

As an executive of PayPal, Mr. Chriss will be also be eligible to participate in the Company’s deferred compensation plan.

The Company will also enter into an indemnification agreement substantially in the form of the indemnity agreement attached as Exhibit B to the Offer Letter.

The foregoing description of Mr. Chriss’ Offer Letter and compensation arrangements does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Mr. Chriss does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Chief Executive Officer

As previously disclosed, on February 8, 2023, Dan Schulman, then-President and Chief Executive Officer of the Company, notified the Board of his intention to retire from the Company on December 31, 2023, or upon the appointment of a successor thereafter. On August 10, 2023, Mr. Schulman delivered his resignation to the Company, effective September 27, 2023. Mr. Schulman’s decision to retire does not reflect any dispute or disagreement with the Company. Mr. Schulman will continue to serve on the Board until its next annual meeting of stockholders in May 2024.

Item 7.01	Regulation FD Disclosure.

The information in Item 7.01 of this Current Report, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

On August 14, 2023, the Company issued a press release announcing Mr. Chriss’ appointment as President and CEO. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Offer Letter, dated August 10, 2023, by and between PayPal Holdings, Inc. and Alex Chriss

99.1	Press Release, dated August 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.
(Registrant)

Date: August 14, 2023		/s/ Bimal Patel
	Name:	Bimal Patel
	Title:	Senior Vice President, General Counsel